Exhibit 10.10

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

Salary Continuation Agreement

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION
SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 1st day of April, 2004, by and between PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION, a nationally-chartered commercial bank located in Anaheim, California (the “Company”), and VIKTOR R. UEHLINGER (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. The Company will pay the benefits from its general assets.

The Company and the Executive agree as provided herein.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1           “Accrual Balance” means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2           “Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than fifty percent (50%) of the Company’s outstanding voting common stock, followed within twelve (12) months by the Executive’s Termination of Employment for reasons other than death, Disability or retirement.

Notwithstanding the above, certain transfers are permitted within Section 318 of the Code and such transfers shall not be deemed a Change of Control under this Section 1.2. Nor shall any transfers of the Company’s voting common stock to its holding company be deemed a Change of Control for purposes of this Agreement.

1.3           “Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier’s or Social Security Administration’s determination upon the request of the Plan Administrator.

1.4           “Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six and one-half percent (6.5%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.5           “Early Involuntary Termination” means that the Executive, prior to Normal Retirement Age, has been notified in writing that employment with the Company is terminated for reasons other than an approved leave of absence, Termination for Cause, Disability, Death, Early Voluntary Termination, or within 12 months following a Change of Control.

1.6           “Early Voluntary Termination” means that the Executive, prior to Normal Retirement Age, has terminated employment with the Company for reasons other than Termination for Cause, Disability, Early Involuntary Termination, or within 12 months following a Change of Control.

1.7           “Effective Date” means April 1, 2004.

1.8           “Normal Retirement Age” means the Executive’s sixty-fifth (65th) birthday.

1.9           “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

1.10         “Plan Administrator” means the plan administrator described in Article 7.

1.11         “Plan Year” means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and shall be considered a full Plan Year.

1.12         “Termination for Cause” has that meaning set forth in Article 4.

1.13         “Termination of Employment” means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

Article 2
Benefits During Lifetime

2.1           Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1        Amount of Benefit. The annual benefit under this Section 2.1 is $38,000 (Thirty-Eight Thousand Dollars).

2.1.2        Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date. The annual benefit shall be paid to the Executive for fifteen (15) years.

2.7           Early Involuntary Termination Benefit. Upon Early Involuntary Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1        Amount of Benefit. The annual benefit under this Section 2.2 is the Early Involuntary Termination Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in the Accrual Balance ten percent per year until the Executive becomes fully vested in the Accrual Balance after 9 Plan Years, according to the schedule set forth below.

Plan Year	Percent vested in the Accrual Balance
1	10
2	20
3	30
4	40
5	50
6	60
7	70
8	80
9	90
10	100

2.2.2        Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within ninety (90) days following the Termination of Employment.

2.3           Early Voluntary Termination Benefit. There is no Early Voluntary Termination Benefit under this Agreement.

2.4           Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1        Amount of Benefit. The benefit under this Section 2.4 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.4.2        Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within ninety (90) days following Termination of Employment due to Disability.

2.5           Change of Control Benefit. Upon a Change of Control followed within twelve (12) months by the Executive’s Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Article.

2.5.1        Amount of Benefit. The benefit under this Section 2.5 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Normal Retirement Benefit amount described in Section 2.1.1.

2.5.2        Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following Executive’s attainment of Normal Retirement Age.

Article 3
Death Benefits

The Company shall not pay a death benefit under this Agreement. A death benefit may be provided according to the terms of a separate Split Dollar Agreement entered into by the Company and the Executive.

Article 4
General Limitations

4.1           Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company’s Board of Directors terminates the Executive’s employment for:

(a)           Gross negligence or gross neglect of duties to the Company;

(b)           Commission of a felony or of a gross misdemeanor involving moral turpitude;

(c)           Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Company; or

(d)           Issuance of an order for removal of the Executive by the Company’s banking regulators.

4.2           Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive’s life.

4-3           Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Code, the Company shall reduce the benefit paid under this Agreement to the maximum benefit that would not result in any such excise tax.

4.4           Risk of Forfeiture. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if, after an Early Involuntary Termination, the Executive or the Executive’s successors, heirs, or assigns, commences legal action against the Company for reasons related to the Executive’s Early Involuntary Termination.

Article 5
Claims And Review Procedures

5.1           Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

5.1.1        Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

5.1.2        Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

5.1.3        Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)           The specific reasons for the denial;

(b)           A reference to the specific provisions of the Agreement on which the denial is based;

(c)           A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)           An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

5.2           Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

5.2.1        Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

5.2.2        Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

5.2.3        Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

5.2.4        Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

5.2.5        Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)           The specific reasons for the denial;

(b)           A reference to the specific provisions of the Agreement on which the denial is based;

(c)           A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 6
Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Provided, however, if the Company’s Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Company may amend or terminate this Agreement. Upon such amendment or termination the Company shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs.

Notwithstanding the previous paragraph, the Company may amend or terminate the plan at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

Article 7
Administration of Agreement

7.1           Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

7.2           Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

7.3           Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

7.4           Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

7.5           Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

7.6           Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

Article 8
Miscellaneous

8.1           Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

8.2           No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.3           Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.4           Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

8.5           Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

8.6           Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

8.7           Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

8.8           Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.9           Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

8.10         Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

8.11         Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

8.12         Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

8.13         Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

2400 East Katella Ave

Suite 125

Anaheim, CA 92806

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:	PREMIER COMMERCIAL BANK,
NATIONAL ASSOCIATION

/s/ Viktor R. Uehlinger	By	/s/ Ken J. Cosgrove
Viktor R. Uehlinger	Ken J. Cosgrove

	Title	Chief Executive Officer/ Chairman

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION
Salary Continuation Agreement
BENEFICIARY DESIGNATION FORM

I, Viktor R. Uehlinger, designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:
Marie Uehlinger	Wife	100%
		%

Contingent:
Michelle M. Uehlinger	Daughter	34%
Patrick V. Uehlinger	Son	33%
Nicole M. Uehlinger	Daughter	33%

Notes:

•      Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•      To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•      To name your estate as beneficiary, please write “Estate of [your name] ”.

•      Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death, I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:	Viktor R. Uehlinger

Signature:	/s/ Viktor R. Uehlinger	Date:	11/9/04

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:

Signature:	Date:

Received by the Plan Administrator this                                  day of                                     , 20

By:

Title:

Plan Year Reporting

Schedule A

Viktor R Uehlinger

DOB: 11/26/1953
Plan Anniv Date: 1/1/2005				Early Involuntary Termination		Disability		Change of Control
Normal Retirement: 11/26/2018 Age 65				Lump Sum		Lump Sum		Installment
Payment: Monthly Installments				Payable Immediately		Payable Immediately		Payable at 65
		Benefit	Accrual		Based On		Based On		Based On
Period	Discount	Level	Balance	Vesting	Accrual	Vesting	Accrual	Vesting	Benefit
Ending	Rate	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Dec 2004 (1)	6.5%	38,000	11,407	10%	1,141	100%	11,407	100%	38,000

(1)   The first line reflects 9 months of data, April 2004 to December 2004.

*      IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Salary Continuation Plan for Premier Commercial Bank, National Association - Anaheim, CA

CLARK CONSULTING	Plan Year Reporting

Hypothetical Termination Benefits Schedule

Viktor R Uehlinger

DOB: 11/26/1953
Plan Anniv Date: 1/1/2005				Early Involuntary Termination		Disability		Change of Control
Normal Retirement: 11/26/2018 Age 65				Lump Sum		Lump Sum		Installment
Payment: Monthly Installments				Payable Immediately		Payable Immediately		Payable at 65
		Benefit	Accrual		Based On		Based On		Based On
Period	Discount	Level	Balance	Vesting	Accrual	Vesting	Accrual	Vesting	Benefit
Ending	Rate	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Dec 2004 (1)	6.5%	38,000	11,407	10%	1,141	100%	11,407	100%	38,000
Dec 2005	6.5%	38,000	27,505	20%	5,501	100%	27,505	100%	38,000
Dec 2006	6.5%	38,000	44,681	30%	13,404	100%	44,681	100%	38,000
Dec 2007	6.5%	38,000	63,008	40%	25,203	100%	63,008	100%	38,000
Dec 2008	6.5%	38,000	82,562	50%	41,281	100%	82,562	100%	38,000
Dec 2009	6.5%	38,000	103,425	60%	62,055	100%	103,425	100%	38,000
Dec 2010	6.5%	38,000	125,686	70%	87,980	100%	125,686	100%	38,000
Dec 2011	6.5%	38,000	149,438	80%	119,550	100%	149,438	100%	38,000
Dec 2012	6.5%	38,000	174,780	90%	157,302	100%	174,780	100%	38,000
Dec 2013	6.5%	38,000	201,820	100%	201,820	100%	201,820	100%	38,000
Dec 2014	6.5%	38,000	230,670	100%	230,670	100%	230,670	100%	38,000
Dec 2015	6.5%	38,000	261,453	100%	261,453	100%	261,453	100%	38,000
Dec 2016	6.5%	38,000	294,297	100%	294,297	100%	294,297	100%	38,000
Dec 2017	6.5%	38,000	329,341	100%	329,341	100%	329,341	100%	38,000
Nov 2018	6.5%	38,000	363,522	100%	363,522	100%	363,522	100%	38,000

November 26, 2018 Retirement; December 31, 2018 First Payment Date

(1)   The first line reflects 9 months of data, April 2004 to December 2004.

*      The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions. Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.

Securities offered through Clark Securities, Inc.

a wholly owned subsidiary of Clark, Inc., member NASD & SIPC,

Los Angeles, CA 90071. [ILLEGIBLE]

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION
SPLIT DOLLAR AGREEMENT

(ADDENDUM A TO THE PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION
SALARY CONTINUATION AGREEMENT)

THIS AGREEMENT is adopted this 1st day of April, 2004, by and between PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION, located in Anaheim, California (the “Company”), and VIKTOR R. UEHLINGER (the “Executive”). This Agreement shall append the Split Dollar Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive’s life. The Company will pay life insurance premiums from its general assets.

AGREEMENT

The Company and the Executive agree as follows:

Article 1
General Definitions

The following terms shall have the meanings specified:

1.1     “Insured” means the Executive.

1.2     “Insurer” means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.3     “Normal Retirement Age” means the Executive attaining sixty-five (65) years of age.

1.4     “Policy” means the specific life insurance policy or policies issued by the Insurer.

1.5     “Salary Continuation Agreement” means that Salary Continuation Agreement between the Company and the Executive on even date herewith or as subsequently amended.

1.6     “Termination for Cause” shall be defined as set forth in Article 7.

1.7     “Termination of Employment” means that the Executive ceases to be employed by the Company for any reason, other than by reason of a leave of absence approved by the Company.

Article 2
Policy Ownership/Interests

2.1     Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Interest of the Executive or the Executive’s transferee has been paid according to Section 2.2 below.

2.2     Executive’s Interest. The Executive shall have the right to designate the beneficiary of the death proceeds. The Executive shall also have the right to elect and change settlement options that may be permitted. Upon the termination of this Agreement according to Article 7 herein, the Executive, the Executive’s transferee or the Executive’s beneficiary shall have no rights or interests in the Policy and no death benefit shall be paid under this Section 2.2.

2.2.1     Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive’s beneficiary $363,522 (Three Hundred Sixty-Three Thousand Five Hundred Twenty-Two Dollars) upon the death of the Executive.

2.2.2     Death During Payment of a Benefit under the Salary Continuation Agreement. If the Executive dies after any benefit payments have commenced under Article 2 of the Salary Continuation Agreement but before receiving all such payments, the Company shall cease paying the remaining benefit, if any, and shall then pay to the Executive’s beneficiary the split dollar death benefit described in Section 2.2.1 of this Agreement.

2.2.3     Death After Termination of Employment But Before Commencement of Payment under the Salary Continuation Plan. If the Executive is entitled to a benefit under Article 2 of the Salary Continuation Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay no benefit under the Salary Continuation Agreement but shall pay to the Executive’s beneficiary the split dollar death benefit described in Section 2.2.1 of this Agreement.

2.3     Comparable Coverage. Upon execution of this Agreement, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive’s interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Company and the Executive execute a new Split Dollar Policy Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Company’s creditors.

Article 3
Premiums

3.1     Premium Payment. The Company shall pay any premiums due on the Policy.

3.2     Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary. The “current term rate” is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

3.3     Imputed Income. The Company shall impute the economic benefit to the Executive on an annual basis.

2

Article 4
Assignment

The Executive may assign without consideration all of the Executive’s interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive’s interest in the Policy, then all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

Article 5
Insurer

The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

Article 6
Claims and Review Procedure

6.1     Claims Procedure. Any person or entity who has not received benefits under the Plan that he or she believes should be paid (the “claimant”) shall make a claim for such benefits as follows:

6.1.1     Initiation – Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.1.2     Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.3     Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)           The specific reasons for the denial,

(b)           A reference to the specific provisions of this Agreement on which the denial is based,

(c)           A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)           An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) (29 United States Code section 1132(a)) following an adverse benefit determination on review.

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6.2     Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.1     Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

6.2.2     Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3     Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4     Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.2.5     Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)           The specific reasons for the denial,

(b)           A reference to the specific provisions of this Agreement on which the denial is based,

(c)           A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7
Amendments and Termination

7.1     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Provided, however, if the Company’s Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability, or retirement, the Company may amend or terminate this Agreement. Upon such amendment or

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termination the Company shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs.

7.2     Notwithstanding the previous paragraph, the Company may amend or terminate the plan at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

7.3     In the event this Agreement is terminated under this Article 7, the Company shall not sell, surrender or transfer ownership of the Policy without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

7.4     Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive’s employment for:

(a)   Willful breach of duty in the course of employment or habitual neglect of employment responsibilities and duties;

(b)   Conviction of any felony or crime involving moral turpitude, fraud or dishonesty;

(c)   Willful violation of any state or federal banking or securities law, the rules or regulations of any banking agency, or any material Company rule, policy or resolution resulting in an adverse effect on the Company; or

(d)   Disclosure to any third party by the Executive, without authority or permission, of any secret or confidential information of the Company.

7.5     Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.

Article 8
Miscellaneous

8.1     Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

8.2     No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.3     Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent preempted by the laws of the United States of America.

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PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION
Split Dollar Agreement
BENEFICIARY DESIGNATION FORM

I, Viktor R. Uehlinger, designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:
Marie Uehlinger	Wife	100%
		%

Contingent:
Michelle M. Uehlinger	Daughter	34%
Patrick Uehlinger	Son	33%
Nicole M. Uehlinger	Daughter	33%

Notes:

•      Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•      To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•      To name your estate as beneficiary, please write “Estate of [your name] ”.

•      Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Company, which shall be effective only upon receipt and acknowledgment by the Company prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:	Viktor R. Uehlinger

Signature:	/s/ Viktor R. Uehlinger	Date:	11/9/04

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:

Signature:	Date:

Received by the Company this                                  day of                                     , 2

By:

Title:

8.4     Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

8.5     Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

8.6     Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.7     Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)        Interpreting the provisions of this Agreement;

(b)        Establishing and revising the method of accounting for this Agreement;

(c)        Maintaining a record of benefit payments; and

(d)        Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

8.8     Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and the Company consent to this Agreement on the date above written.

EXECUTIVE:	PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

/s/ Viktor R. Uehlinger	By	/s/ Ken J. Cosgrove
Viktor R. Uehlinger	Ken J. Cosgrove

	Title	Chief Executive Officer/ Chairman

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POLICY ENDORSEMENT

Contract Owner: PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by Midland National Life Insurance Company (the “Insurer”) provide for the following beneficiary designation:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

2.  Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

3.  It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

4.  It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Anaheim, California, this 24 day of August, 2004.

OWNER:

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

By:	/s/ Ken J. Cosgrove	By:

Title:	Chief Executive Officer	Title:	President

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Schedule Page
Policy(ies) Subject to Policy Endorsement

Policy Number	Insured
Viktor R. Uehlinger

2

POLICY ENDORSEMENT

Contract Owner: PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by Jefferson-Pilot Life Insurance Company (the “Insurer”) provide for the following beneficiary designation:

1.  Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

2.  Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

3.  It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

4.  It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Anaheim, California, this 24 day of August, 2004.

OWNER:

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

By:	/s/ Ken J. Cosgrove	By:

Title:	Chief Executive Officer	Title:	President

1

Schedule Page
Policy(ies) Subject to Policy Endorsement

Policy Number	Insured
Viktor R. Uehlinger

2

POLICY ENDORSEMENT

Contract Owner: PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by New York Life Insurance & Annuity Company (the “Insurer”) provide for the following beneficiary designation:

1.  Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

2.  Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

3.  It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

4.  It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Anaheim, California, this 24 day of August, 2004.

OWNER:

PREMIER COMMERCIAL BANK, NATIONAL ASSOCIATION

By:	/s/ Ken J. Cosgrove	By:

Title:	Chief Executive Officer	Title:	President

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Schedule Page
Policy(ies) Subject to Policy Endorsement

Policy Number	Insured
Viktor R. Uehlinger

2